Exhibit 10.31

[Print on Letterhead]

November __, 2012

Merisel, Inc.
132 West 31st Street
5th Floor
New York, NY 10001
Attn: Terry Tevis, CEO

Re: Future Financing Activities

Ladies and Gentlemen:

Merisel, Inc. (the “Borrower”) has requested that Saints Capital Granite, L.P. (“Saints”), agree to provide a financing facility in an aggregate amount of up to $4,000,000, consisting of (1) a 10% Convertible Note due 2015 in the principal amount of $1,500,000 (the “First Tranche”), which, if implemented, is anticipated to be issued on the date of execution of this letter, (2) a second tranche of $1,500,000 which will either be provided as a guaranty of an equipment lease or additional note purchased for cash (the “Second Tranche”), and (3) a third tranche of $1,000,000 to be provided contemporaneously (and conditioned on) the amendment of the Borrower’s loan agreement with PNC Bank, National Association (the “Third Tranche”).  The First Tranche, Second Tranche and Third Tranche are collectively referred to as the “Facility”.

Saints’ agreement to provide the financing discussed in this Letter would be subject to (a) Saints’ belief at the time of the funding for the Second Tranche and the Third Tranche, taking into account the then-current facts and circumstances as known to Saints, that such funding remains advisable and in the bests interests of Saints and, (b) the negotiation, execution and delivery of definitive agreements reasonably satisfactory to Saints and its counsel.  The Borrower acknowledges and understands that no commitment to provide the Facility is being made by Saints pursuant to this Letter.

This Letter shall not be assignable by you without the prior written consent of Saints (and any purported assignment without such consent shall be null and void), is intended to be solely for the benefit of the parties hereto and is not intended to confer any benefits upon, or create any rights in favor of, any person other than the parties hereto.  This Letter may not be amended or waived except by an instrument in writing signed by you and Saints.  This Letter may be executed in any number of counterparts, each of which shall be an original, and all of which, when taken together, shall constitute one agreement.  Delivery of an executed signature page of this Letter by facsimile transmission shall be effective as delivery of manually executed counterpart hereof.  This Letter is the only document that has been entered into among us with respect to the Facility and set forth the entire understanding of the parties with respect thereto.  The Borrower shall make no public reference to this Letter without the prior written consent of Saints.

This Letter shall be governed by, and construed in accordance with, the law of the State of New York.  The Borrower consents to the nonexclusive jurisdiction and venue of the state or federal courts located in the City of New York.  EACH PARTY HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, (A) ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS LETTER OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY) AND (B) ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH LEGAL PROCEEDING IN THE STATE OR FEDERAL COURTS LOCATED IN THE CITY OF NEW YORK.  THE BORROWER AND SAINTS  IRREVOCABLY AGREE TO WAIVE TRIAL BY JURY IN ANY SUIT, ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT BY OR ON BEHALF OF ANY PARTY RELATED TO OR ARISING OUT OF THE TRANSACTIONS OR THIS LETTER.

If the foregoing correctly sets forth our understanding, please indicate your acceptance of the terms hereof by returning to us executed counterparts hereof.

.
Very truly yours,

SAINTS CAPITAL GRANITE, L.P.

By:
Name:
Title:

[Signatures continue on following page]

Accepted and agreed to as of the date first written above by:

MERISEL, INC.

By: _______________________________
       Name:
       Title:

3